Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-199238

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

AB INTERNATIONAL GROUP CORP.

2,500,000 SHARES OF COMMON STOCK

$0.04 PER SHARE

This is the initial offering of common stock of AB INTERNATIONAL GROUP CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.04 per share. We estimate our total offering registration costs to be approximately $8,500. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Beken Aitbaev, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Aitbaev will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.04 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,500	$8,500	$8,500
Net proceeds	$41,500	$66,500	$91,500

AB International Group Corp. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

AB International Group Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF AB INTERNATIONAL GROUP CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	29
DESCRIPTION OF SECURITIES	31
INDEMNIFICATION	32
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
EXPERTS	33
AVAILABLE INFORMATION	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
INDEX TO THE FINANCIAL STATEMENTS	33

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “AB INTERNATIONAL GROUP CORP.” REFERS TO AB INTERNATIONAL GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

AB INTERNATIONAL GROUP CORP.

We are a development stage company that plans to engage in the business of selling used automobiles that we purchase in the United States to customers in Kyrgyzstan. AB International Group Corp. was incorporated in Nevada on July 29, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $41,500 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficiant revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Frunze Street 176, Issikatinskiy, Milianfan, Kyrgyzstan, 720000. Our phone number is +996-558-414146.

From inception (July 29, 2013) until the date of this filing, we have had limited operating activities. Our financial statements from inception (July 29, 2013) through November 30, 2014, reports revenues of $8,200 and a net loss of $5,176. Our independent registered public accounting firm has issued an audit opinion for AB International Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan and are looking for an auto dealer in Kyrgystan to sign an agreement with. On September 3, 2014 we purchased one car for resale for $7,000 which we then sold for $8,200.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $41,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $41,500, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	AB INTERNATIONAL GROUP CORP.
Securities Being Offered:	2,500,000 shares of common stock.
Price Per Share:	$0.04
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:

There are 2,800,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Beken Aitbaev.

If we are successful at selling all the shares in this offering, we will have 5,300,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from July 29, 2013 (Inception) to November 30, 2014.

Financial Summary	November 30, 2014 ($) (Unaudited)
Cash and Deposits	10,707
Total Assets	11,430
Total Liabilities	13,806
Total Stockholder’s Deficit	(2,376)

Statement of Operations	Accumulated From July 29, 2013 (Inception) to November 30, 2014 ($) (Unaudited)
Revenue	8,200
Cost of goods Sold	7,000
Total Operating Expenses	6,376
Net Loss	(5,176)

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the used car selling. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of November 30, 2014, we had cash in the amount of $10,707 and liabilities of $13,806. As of this date, we have generated only nominal revenue and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $41,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Beken Aitbaev, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Aitbaev has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 29, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficiant revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE HAD ONLY ONE CUSTOMER AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY MORE CUSTOMERS. EVEN IF WE OBTAIN MORE CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the selling used automobiles; therefore we need to attract enough customers to buy our cars. We have identified only one customer to date and we cannot guarantee that we will ever have any more customers. Even if we obtain customers for our used cars, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE PLAN TO EXPORT AUTOMOBILES OVERSEAS, WE COULD BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export used cars and deliver them directly to our potential customers at foreign ports, we believe that disruptions in shipping deliveries may affect us. Deliveries of our cars may be disrupted through factors such as:

(i) work stoppages, strikes and political unrest;

(ii) problems with ocean shipping, including work stoppages and shipping container shortages;

(iii) increased inspections of import shipments or other factors causing delays in shipments; and

(iv) economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE AUTOMOTIVE RETAILING INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS. GENERAL ECONOMIC SLOWDOWN OR RECESSION COULD ADVERSELY IMPACT OUR BUSINESS.

Sales of motor vehicles historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of fufure slowdowns and we cannot assure that our business will not be materially adversely affected by them.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND BEKEN AITBAEV, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. AITBAEV, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. AITBAEV.

Our principal operations and assets are located outside of the United States, and Beken Airbaev, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Airbaev in the United States, and it may be difficult to enforce any judgment rendered against Mr. Airbaev. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Airbaev, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Kyrgyz Republic may render that investor unable to enforce a judgment against the assets of Mr. Airbaev. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

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WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same or similar makes of new and used vehicles in our markets at competitive prices. Other competitors include private market buyers and sellers of used vehicles and used vehicle dealers. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our used cars at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on similar used cars in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 52.83% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Aitbaev, our sole officer and director, will own 52.83 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Aitbaev may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Becouse we plan to be in the business of selling used cars that we purchase in the United States to customers in Kyrgyzstan, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Beken Aitbaev for all of our operations. The loss of Mr. Aitbaev would have a substantial negative effect on our company and may cause our business to fail. Mr. Aitbaev has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Aitbaev’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Beken Aitbaev, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Beken Aitbaev, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. AITBAEV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Aitbaev does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on July 29, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $41,500 from this offering, we may have to seek alternative financing to implement our business plan.

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THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between AB International Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Beken Aitbaev, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Aitbaev’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,800,000 shares are currently issued and outstanding. If we sell the 2,500,000 shares being offered in this offering, we would have 5,300,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. Our use of net proceeds are listed in the order of priority in which you intend to use them. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,500	$8,500	$8,500
Net proceeds	$41,500	$66,500	$91,500
SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,500	$3,000
Website development	$1,500	$2,000	$2,500
Marketing and advertising	$5,000	$6,000	$7,000
Salary to employees	$5,000	$10,000	$15,000
Used Cars Purchase	$18,000	$36,000	$54,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Beken Aitbaev, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Aitbaev’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Aitbaev will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Aitbaev. Mr. Aitbaev will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of November 30, 2014 was negative $2,376 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2014.

The following table sets forth as of November 30, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	$0.04	$0.04	$0.04
Post offering net tangible book value	$39,124	$64,124	$89,124
Post offering net tangible book value per share	$0.01	$0.014	$0.017
Pre-offering net tangible book value per share	$0	$0	$0
Increase (Decrease) in net tangible book value per share after offering	$0.01	$0.014	$0.017
Dilution per share	$0.03	$0.026	$0.023
% dilution	75%	65%	57.5%
Capital contribution by purchasers of shares	$50,000	$ 75,000	$100,000
Capital Contribution by existing stockholders	$2,800	$2,800	$2,800
Percentage capital contributions by purchasers of shares	94.70%	96.40%	97.28%
Percentage capital contributions by existing stockholders	5.30%	3.60%	2.72%
Gross offering proceeds	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$41,500	$66,500	$91,500
Number of shares after offering held by public investors	1,250,000	1,875,000	2,500,000
Total shares issued and outstanding	4,050,000	4,675,000	5,300,000
Purchasers of shares percentage of ownership after offering	30.86%	40.11%	47.17%
Existing stockholders percentage of ownership after offering	69.14%	59.89%	52.83%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $10,707 as of November 30, 2014. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Beken Aitbaev, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of November 30, 2014, Mr. Aitbaev has advanced to us $12,306. Mr. Aitbaev, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $41,500 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Frunze Street 176, Issikatinskiy, Milianfan, Kyrgyzstan, 720000. Our phone number is +996-558-414146.

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We are a development stage company and have generated $8,200 in revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated minimal revenues and no sufficient revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

Our sole officer and director is engaged in a similar business to us. Potential  conflicts  of interest  may arise in future that may cause our business to fail,  including the amount of time Mr. Aitbaev is able to dedicate to our business as well as additional conflict of interests over  opportunities presented to our sole officer and director during the performance of his duties.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We were incorporated in the State of Nevada on July 29, 2013. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated minimal revenue and just recently started our operations. If we are unable to successfully find customers who will by used cars from us, we may quickly use up the proceeds from this offering.

Our business is selling used automobiles from the USA. We plan to sell used automobiles in Kyrgystan. We have generated $8,200 in revenues and our principal business activities to date consist of creating a business plan.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell used cars that we purchase in the United States to customers in Kyrgystan. Our plan of operations is as follows:

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COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Costs: $2,000-3,000.

Upon completion of the offering we plan to set up an office in Kyrgystan and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PCs, telephones, fax, office supplies and furniture. Our sole officer and director, Beken Aitbaev will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $3,000.

Develop Our Website

Time Frame: 3rd-5th months.

Costs: $1,500-$2,500

When our office is set up, we intend to begin developing our website. Our sole officer and director, Beken Aitbaev will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web developer and a web designer to help us with the design and development of our website. We do not have any written agreements with any web developers or web designers at current time. The website development costs, including site design and implementation will be approximately $1,500. If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $2,000 and $2,500 accordingly. We plan to develop more convenient interface for clients with consumer preference web forms and online car shipping calculator. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential car dealers and clients

Time Frame: 5th-12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential clients. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on local car dealers. There are some which specialize on the used cars only. We are going to sign agreements with used car markets in Kyrgystan to exhibit our cars. We a going to organize direct mailing through special internet services to motor-cars enthusiasts. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

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Develop and Implement Marketing Strategy

Time Frame: 6th-12th months.

Costs: $5,000-$7,000

Once we have developed our website we plan to initiate our marketing campaign. Our president, Beken Aitbaev will market our cars and our services. Besides selling our cars to private buyers, we will also attempt to conclude agreements with dealers with view to sell our cars to them.

We plan to use different effective marketing tools in our marketing compaign, such as internet, billboards, newspapers and magazines, radio, car shows and expositions. We plan to use billboard’s ads on the streets, used cars markets, vehicle service stations and garage’s areas. Our strategy is to use the internet to advertise our services. We plan to advertise our services and our cars for sale on the following websites: www.cars.kg, www.kolesa.kg, www.autobaza.kg, www.auto.desko.kg, www.google.com (with using “Google Adwords”), www.yandex.com (with using “Yandex Direct”), and www.mail.ru (flash banners), social networks such as www.facebook.com. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses. In case we sell 100% shares offered we also plan to use radio ads as well as advertise our service on the car shows (street-racing, drift) and at the big festivals and forums.

Hire Sales Associates

Time Frame: 6th-12th month.

Cost: $5,000-$15,000

If we sell 50% of the shares offered we plan to hire a sales person to sell our used cars. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Used Cars Purchase

Time Frame: 9th -12th months

Cost: $18,000-$54,000.

We plan to purchase cars from different used cars stores, private sellers and vehicle auctions. Our plan to purchase cars costing approximately $6,000-$9,000 each.

In summary, if we sell at least 50% shares in this offering, we should be in full operation and selling our used cars within 12 months of completing our offering. Even if we start to sell our cars, there is no asuarance that our operations will be profitable. If we are unable to attract customers to buy our used cars we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Beken Aitbaev, our president will be devoting approximately 20 hours a week to our operations. Once we expand operations, and are able to attract more and more customers to buy our used cars, Mr. Aitbaev has agreed to commit more time as required. Because Mr. Aitbaev will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Establishing an office	2,000	2,500	3,000
Website development	1,500	2,000	2,500
Salary to employees	5,000	10,000	15,000
Marketing and advertising	5,000	6,000	7,000
SEC reporting and compliance	10,000	10,000	10,000
Used Cars Purchase	18,000	36,000	54,000
Total	$41,500	$66,500	$91,500

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated minimal revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on July 29, 2013 to November 30, 2014

During the period we incorporated the Company, prepared a business plan and sold our first car. Our financial statements from inception (July 29, 2013) through November 30, 2014, reports revenues of $8,200 and a net loss of $5,176. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,800,000 shares of common stock to our sole officer and director for net proceeds of $2,800.

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LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2014, the Company had $10,707  cash and our liabilities were $13,806, comprising $1,500 accrued expenses and $12,306 owed to Beken Aitbaev, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $41,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 2,800,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,800.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Beken Aitbaev, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Aitbaev has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Aitbaev’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $41,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $41,500 under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on July 29, 2013. We plan to be in the business of selling used cars that we purchase in the United States to customers in Kyrgyzstan. We plan to purchase our cars primarily at used cars stores, private sellers, dealer-auctions and sell them to private buyers or other car dealers in Kyrgystan. We plan to develop a website that will display a variety of used cars and their prices in US market, and will advertise our services and fees. As of today, we purchased a car for $7,000, which we then sold for $8,200. This purchase was financed by Beken Aitbaev, our president and director, who loaned the Company funds. We may loan the funds from Beken Aitbaev, our president and director for future purchases, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We are depend on the proceeds from this offering for our short-term liquidity needs to fund future purchases. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Because we are not certain how we will fund our long-term liquidity needs, we have no ability to assess when we might be profitable. Our principal office address is located at Frunze Street 176, Issikatinskiy, Milianfan, Kyrgyzstan, 720000. Our telephone number is +996-558-414146. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated $8,200 in revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

We are in the business of selling used automobiles in Kyrgyzstan. We will rely on our sole officer and director’s knowledge and expertise of the car industry in conducting our operations. Our service will include, checking the condition of the car, shipping and handling and custom clearing if needed. Depending on the number of shares that we sell from this offering, we plan to keep a small inventory of cars. This inventory will consist of most popular models with highest turnover rate. We will display the cars that we own on our website. Our customers will be able to select a car on our website according to their budget and preferences. Our customers will also be able to order cars which are not displayed on our website by specifying the make, model and year. When we do not have the car that our client wants, we will search for it in car auctions and through network of other car dealers. If our clients wants to choose cars individually throughout the auction or other options we will consult them for 10% interest.

We plan to offer our used cars at price marked-up from 10% to 20% of our cost. Our customers will be asked to pay us the full price in advance. There is no guarantee that our customer will pay the full purchase price in advance. In some cases we will ask for lower advance payments and the remainder during 7 days after the automobile is loaded and left a sea port. When we do not have a particular car in inventory, we will generally ask our client for prepayment before purchasing the car on their behalf. To be able to extend credit payment terms to more customers we may need to raise additional funds. If we are not able to raise the additional funds our business may fail. Also, there is no guarantee that we will receive desired commission payment and may have to lower our prices of cars, resulting in diminished profits or loses. When we do not take prepayment and buy cars at our own expense, there a chance that we do not sell them for a extended period of time or never at all, which will result in loss of revenue and disruption of our business.

Car auctions

We plan to use car auctions as a main source for buying our cars. Car auctions are a method of selling new, and most often, used vehicles based on auction system. According to Wikipedia, auto auctions can be found in most nations, but are often unknown to most people (http://en.wikipedia.org/wiki/Auto_auction). In the US, auto auctions are relatively unknown to the public at large, but play a major role as a wholesale market for second-hand vehicles. Most car auctions are closed auctions, meaning only dealers can use them (http://en.wikipedia.org/wiki/Auto_auction). There are also auctions that are open to the public. We believe that these auctions are a primary outlet for financial services firms to dispose of their large volume of off-lease returns, for rental and other companies to sell off their aging fleets and for car dealerships to dump trade-ins or other unwanted inventory. Some auctions in the United States are used by banks, the IRS, and other government agencies to sell vehicles that were repossessed for failure to make monthly payments or pay taxes (http://en.wikipedia.org/wiki/Auto_auction). Online auto auctions are also growing in popularity. One of the most popular online car auctions is eBay. On eBay Motors, any user can create an account and put their vehicle(s) up for auction. There is usually a small fee associated with selling your vehicle on eBay.

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Clean Title Cars

We plan to buy our cars mostly from well known, established, auctions such as www.manheim.com, www.copart.com, and www.exporttrader.com (manheim.com’s online filial with shipping support). We believe that these companies are reputable, dependable and guarantee the title of their cars. There are a number of smaller independent auctions which do not have internet bidding systems and can have lower prices due to smaller client base. We also plan to purchase our cars from private sellers. When purchasing cars from private sellers or from smaller independent auctions, we plan to carefully check the title of the cars. We plan to use services provided by Carfax (www.carfax.com) and to verify the vehicle title and mileage.

Cars to order

We plan to search for used cars for clients’ request. There are many potential customers who would like to buy a car concerning automobile special parameters. We will find cars with all parameters and check car technical condition before delivery.

Cars to consulting

We will consult with our client on every stage of their car buying decision. We plan to organize a client hotline to answer any questions concerning their decision to buy a used car in North America.

Marketing Our Services

We intend to rely on our sole officer and director, Beken Aitbaev to market our services and products. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display the cars and their prices which will be available for purchase on our web site. We will market and advertise our web site to find potential clients. We plan to use different effective marketing tools for our marketing compaign such as internet, billboards, newspapers and magazines, radio, car shows and expositions.

We plan to advertise our services and our cars for sale on the following websites: www.cars.kg, www.kolesa.kg, www.autobaza.kg, www.auto.desko.kg, www.google.com (with using “Google Adwords”), www.yandex.com (with using “Yandex Direct”), and www.mail.ru (flash banners), social networks such as www.facebook.com. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses.

The www.cars.kg, www.kolesa.kg, www.autobaza.kg, www.auto.desko.kg websites are the most popular in Kyrgystan. There are many opportunities to advertise our service there. The most effective are flash –banners and context ads. We also plan to use billboard’s ads on the streets, used cars markets, vehicle service stations, car wash stations, tire centers and garages’ areas. We believe that the most attractive places for billbords are federal roads, highways and main city roads. We intend to advertise our service at the car shows (street-racing, drift) and big festivals and forums.

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Shipping and Handling

We are planning to use ExportTrader Shipping Service (www.exporttrader.com) for our shipping and handling needs. ExportTrader Shipping Service includes Land Transport Management, Ocean Shipping Arrangement, Extra Vehicle Reports, Insurance Placement, Export Document Control, Title Document Transfers, and Export Financing. This service one of the easiest way to deliver a car to Kyrgystan. It has direct integration with Manheim (www.manheim.com) auction service, one of the biggest car auction in US. We plan to negotiate agreement with ExportTrader in the future.

We plan to use one of the US shipping companies such as NEX Worldwide Express (www.shipnex.com) or USA InterCargo (www.usaintercargo.com) as well. These shipping companies are specialized in the international car shipping to Kyrgyzstan. They offer two different options when shipping a car to Kyrgyzstan: Roll On/Roll Off Service (the most affordable method for transporting cars overseas. A Ro/Ro vessel has a ramp which opens up to allow the cars to be driven into the vessel) and Container Service (container shipping for transporting a car provides the safest way of transportation).

The shipping costs of ExportTrader Shipping Service, NEX Worldwide Express and USA InterCargo from US to Bishkek (Kyrgyzstan) are presented in the following table.

Service	Small car (11.33 CBM) (Nissan Versa or equivalent)	Medium car (11.34 – 18.41 CBM) (Honda Accord or equivalent)	Large car (18.41 – 25.46 CBM) (Ford Escalade or equivalent)
ExportTrader ShippingService	$1,800	$2,150	$2,900
NEX Worldwide Express	$1,750	$2,500	$3,000
USA InterCargo	$1,850	$2,250	$2,750

We expect that our customers will pay for shipping service. It means that it will not affect our revenues and cash flows.

Competition

There are few barriers of entry in the car business and level of competition is extremely high. There are many domestic and international car dealers and dealership companies which are licensed and able to purchase car at auctions and sell to their clients. We will be in direct competition with them. Many large car dealerships have greater financial capabilities than us and will be able to provide more favorable credit terms to the buyers of automobiles. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we will be competing with unlicensed private sellers of cars.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Beken Aitbaev, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Frunze Street 176, Issikatinskiy, Milianfan, Kyrgyzstan, 720000. This is the office provided by our Sole Officer and Director, Beken Aitbaev. Our telephone number is +996-558-414146. We do not pay any rent to Mr. Aitbaev and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

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Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Beken Aitbaev Frunze Street 176, Issikatinskiy district, Milianfan, Kyrgyzstan, 720000	48	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Beken Aitbaev has acted as our President, Treasurer, Secretary and sole Director since our incorporation on July 29, 2013. Mr. Aitbaev owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Aitbaev was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Aitbaev graduated from Kyrgyz State Technical University, Department of Transport and Machine Building in 1988. For the last 10 years Mr. Aitbaev has been managing his own business in cars retail. He sells used cars from Europe and Japan in Kyrgystan.

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During the past ten years, Mr. Aitbaev has not been the subject to any of the following events:

  1. Any bankruptcy petition filed by or against any business of which Mr. Aitbaev was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

   3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Aitbaev’s involvement in any type of business, securities or banking activities.

   4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Beken Aitbaev, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on July 29, 2013 until November 30, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Beken Aitbaev, President, Secretary and Treasurer	July 29, 2013 to November 30, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Aitbaev currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (July 29, 2013) to November 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Beken Aitbaev	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beken Aitbaev will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Aitbaev’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Aitbaev, directly or indirectly, from the Company.

On December 18, 2013, we issued a total of 2,800,000 shares of restricted common stock to Beken Aitbaev, our sole officer and director in consideration of $2,800. Further, Mr. Aitbaev has advanced funds to us. As of November 30, 2014, Mr. Aitbaev has advanced to us $12,306. Mr. Aitbaev will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Aitbaev. Mr. Aitbaev will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate substantial  revenues from our operations. The obligation to Mr. Aitbaev does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Aitbaev or the repayment of the funds to Mr. Aitbaev. The entire transaction was oral. Mr. Aitbaev is providing us office space free of charge and we have a verbal agreement with Mr. Aitbaev that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of November 30, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Beken Aitbaev Frunze Street 176, Issikatinskiy district, Milianfan Kyrgyzstan, 720000	2,800,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 30, 2014, there were 2,800,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 2,800,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 2,500,000 shares of our common stock for sale at the price of $0.04 per share.

This is a self-underwritten offering, and Mr. Aitbaev, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Aitbaev will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

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Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “AB International Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2014, there were 2,800,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Beken Aitbaev owns all 2,800,000 shares of our common stock currently issued and oustanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

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WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with AB International Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements for the year ended August 31, 2014, the period from inception (July 29, 2014) to August 31 ,2013 and the period from inception (July 29, 2014) to August 31, 2014 and reviewed our unaudited financial statements for the three months ended November 30, 2014 and 2013 and the period from inception (July 29, 2014) to November 30, 2014  included in this prospectus and registration statement. These financial statements are included elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

John T. Root, Jr., has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC.

Our audited financial statements from inception to August 31, 2014 and our unaudited financial statements from inception to November 30, 2014, immediately follow:

INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets – As At August 31, 2014 and 2013	F-2

Statements of Operations – For the Year Ended August 31, 2014, the Period from Inception (July 29, 2013) to August 31, 2013, and the Period From July 29, 2013 (inception) through August 31, 2014	F-3

Statement Of Changes In Stockholder’s Deficit – July 29, 2013 (inception) through August 31, 2014	F-4

Statements of Cash Flows – For the Year Ended August 31, 2014, the Period from Inception (July 29, 2013) to August 31, 2013, and the Period From July 29, 2013 (inception) through August 31, 2014	F-5

Notes to Audited Financial Statements	F-6 – F- 9

Page | 31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

AB International Corp.

Milianfan, Kyrgyzstan

We have audited the accompanying balance sheets of AB International Corp. (a development stage company) as of August 31, 2014 and 2013, and the related statement of operations, changes in stockholder’s deficit and cash flows for the year ended August 31, 2014 and the periods from Inception (July 29, 2013) to August 31, 2013 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AB International Corp as of August 31, 2014 and 2013, and the related statement of operations and cash flows for the year ended August 31, 2014 and the periods from Inception (July 29, 2013) to August 31, 2013 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (July 29, 2013) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arvada, Colorado

October 7, 2014

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (AUDITED)
	AUGUST 31, 2014	AUGUST 31, 2013
ASSETS
Current Assets
Cash	$ 3,569	$ -
Total current assets	3,569	-

Computer	800	-
Accumulated depreciation	(37)	-

Total Assets	$ 4,332	$ -

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Loan from shareholder	$ 5,306	$ 206
Total current liabilities	5,306	206

Total Liabilities	5,306	206

Stockholder’s Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,800,000 and 0 shares issued and outstanding at August 31, 2014 and 2013 respectively	2,800	-
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(3,774)	(206)
Total Stockholder’s Deficit	(974)	(206)

Total Liabilities and Stockholder’s Deficit	$ 4,332	$ -

The accompanying notes are an integral part of these financial statements.

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (AUDITED)
	Year ended August 31, 2014	For the period from Inception (July 29, 2013) to August 31, 2013	For the period from Inception (July 29, 2013) to August 31, 2014

Revenues	$ -	$ -	$ -
Operating expenses
General and administrative expenses	3,568	206	3,774
Net loss from operations	(3,568)	(206)	(3,774)

Loss before taxes	(3,568)	(206)	(3,774)

Provision for taxes	-	-	-

Net loss	$ (3,568)	$ (206)	$ (3,774)

Loss per common share: Basic and Diluted	$ (0.00)*	$ -**

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,623,562	-**

 * Denotes a loss of less than $(0.01) per share

**No shares of common stock issued and outstanding during this period

The accompanying notes are an integral part of these financial statements.

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT FOR THE PERIOD FROM INCEPTION (JULY 29, 2013) to AUGUST 31, 2014 (AUDITED)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at July 29, 2013, Inception	-	$ -	$ -	$ -	$ -

Net loss for the period	-	-	-	(206)	(206)
Balances as of August 31, 2013	-	-	-	(206)	(206)

Common shares issued for cash to a related party at $0.001 per share on December 18, 2013	2,800,000	2,800	-	-	2,800
Net loss for the year	-	-	-	(3,568)	(3,568)
Balances as of August 31, 2014	2,800,000	$ 2,800	$ -	$ (3,774)	$ (974)

The accompanying notes are an integral part of these financial statements.

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (AUDITED)
	Year ended August 31, 2014	For the period from Inception (July 29, 2013) to August 31, 2013	For the period from Inception (July 29, 2013) to August 31, 2014
Operating Activities
Net loss	$ (3,568)	$ (206)	$ (3,774)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation	(37)		(37)
Net cash used in operating activities	(3,531)	(206)	(3,737)

Investing Activities
Purchse of computer	(800)	-	(800)
Net cash provided by (used in) investing activities	(800)	-	(800)
Financing Activities
Proceeds from sale of common stock	2,800	-	2,800
Proceeds from loan from shareholder	5,100	206	5,306
Net cash provided by financing activities	7,900	206	8,106
Net increase in cash and equivalents	3,569	-	3,569

Cash and equivalents at beginning of the period	-	-	-

Cash and equivalents at end of the period	$ 3,569	$ -	$ 3,569
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Page | 36

AB INTERNATIONAL GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 2014 AND THE PERIODS FROM INCEPTION (JULY 29, 2013) TO AUGUST 31, 2013 AND 2014

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AB INTERNATIONAL GROUP CORP. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on July 29, 2013 (“Inception”) and has adopted August 31 fiscal year end. The Company intends to purchase used cars in the United States and sell them in Krygyzstan. Since July 29, 2013 (“Inception”) through August 31, 2014 the Company has not generated any revenue and has accumulated losses of $3,774.

NOTE 2 – GOING CONCERN

The Company has incurred a loss since Inception (July 29, 2013) resulting in an accumulated deficit of $3,774 as of August 31, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the  private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

 The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is August 31.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclosed activity since the date of its inception (July 29, 2013) as a development stage company Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (July 29, 2013) have been considered as part of the Company’s development stage activities.  Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

Page | 37

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2:  defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 5 years.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At August 31, 2014 and 2013, there were no unrecognized tax benefits.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during year ended August 31, 2014 and the period from July 29, 2013 (inception) to August 31, 2013.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  .

As of August 31, 2014, the Company has not issued any stock-based payments to its employees.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the year ended August 31, 2014 the period from July 29, 2013 (inception) to August 31, 2013there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these periods.

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Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than theose relating to Development Stage Entities as discussed above.

NOTE 4 – LOAN FROM SHAREHOLDER

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since July 29, 2013 (Inception) through August 31, 2014, the Company’s sole shareholder and director loaned the Company $5,306 to pay for incorporation costs and operating expenses.  As of August 31, 2014, the amount outstanding was $5,306 ( $206-2013). The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On December 18, 2013, the Company issued 2,800,000 shares of its common stock to a related party at $0.001 per share for total proceeds of $2,800.

As at August 31, 2014, 2,800,000 shares of common stock were issued and outstanding.

NOTE 6 – INCOME TAXES

As of August 31, 2014 the Company had net operating loss carry forwards of $3,774 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2014 and 2013.

	2014	2013
Deferred tax assets:
Net operating loss carry forward	$ 1,307	$ 72
Total deferred tax assets	1,307	72
Less: valuation allowance	(1,307)	(72)
Net deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets as of August 31, 2014 was $1,307. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2014 and 2013.

Reconciliation between the statutory rate and the effective tax rate is as follows at August 31, 2014 and 2013:

	2014	2013
Federal statutory tax rate	(35.0)%	(35.0) %
Change in valuation allowance	35.0%	35.0%
Effective tax rate	-%	- %

NOTE 7 – SUBSEQUENT EVENTS

On September 3, 2014 we purchased one car for resale for $7,000.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to August 31, 2014 to the date these financial statements were issued, October 7, 2014, and has determined that, other than as disclosed above, it does not have any material subsequent events to disclose in these financial statements.

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INDEX TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-10

Condensed Balance Sheets – As At November 30, 2014 (unaudited) and August 31, 2014	F-11

Condensed Statements of Operations – For the Three Month Periods ended November 30, 2014 and 2013 and the period from Inception (July 29, 2013) through November 30, 2014 (unaudited)	F-12

Condensed Statement Of Changes In Stockholder’s Deficit – July 29, 2013 (inception) through November 30, 2014 (unaudited)	F-13

Condensed Statements of Cash Flows – For the Three Month Periods ended November 30, 2014 and 2013 and the period from Inception (July 29, 2013) through November 30 ,2014 (unaudited)	F-14

Notes to Condensed Unaudited Financial Statements	F-15 – F- 18

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To the Directors of

AB International Corp.

Milianfan, Kyrgyzstan

We have reviewed the accompanying balance sheet of AB International Corp (a Development Stage Company). as of November 30, 2014, and the related statements of operations, changes in stockholder’s deficit and cash flows for the three months ended November 30, 2014 and 2013 and the period from Inception (July 29, 2013) through November 30, 2014. These financial statements are the responsibility of the management of AB International Corp.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Cutler & Co. LLC

Arvada, Colorado

December 10, 2014

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS
	November 30, 2014 (UNAUDITED)	AUGUST 31, 2014
ASSETS

Current Assets
Cash	$ 10,707	$ 3,569
Total current assets	10,707	3,569

Computer	800	800
Accumulated depreciation	(77)	(37)

Total Assets	$ 11,430	$ 4,332

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Accrued expenses	$ 1,500	$ -
Loan from shareholder	12,306	5,306
Total current liabilities	13,806	5,306

Total Liabilities	13,806	5,306

Stockholder’s Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,800,000 shares issued and outstanding	2,800	2,800
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(5,176)	(3,774)
Total Stockholder’s Deficit	(2,376)	(974)

Total Liabilities and Stockholder’s Deficit	$ 11,430	$ 4,332

The accompanying notes are an integral part of these condensed unaudited financial statements.

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended November 30, 2014	Three months ended November 30, 2013	For the period from Inception (July 29, 2013) to November 30, 2014

Revenues	$ 8,200	$ -	$ 8,200

Cost of goods sold	7,000	-	7,000

Gross Profit	1,200	-	1,200

Operating Expenses
General and administrative expenses	2,602	-	6,376
Total Operating Expenses	2,602	-	6,376

Net loss from operations	(1,402)	-	(5,176)

Loss before taxes	(1,402)	-	(5,176)

Provision for taxes	-	-

Net loss	$ (1,402)	$ -	$ (5,176)

Loss per common share: Basic and Diluted	$ (0.00)*	$ -**

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,800,000	-**

 * Denotes a loss of less than $(0.01) per share

**No shares of common stock issued and outstanding during this period

The accompanying notes are an integral part of these condensed unaudited financial statements.

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT FOR THE PERIOD FROM INCEPTION (JULY 29, 2013) to NOVEMBER 30, 2014
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at July 29, 2013, Inception	-	$ -	$ -	$ -	$ -

Net loss for the period	-	-	-	(206)	(206)
Balances as of August 31, 2013 (audited)	-	-	-	(206)	(206)

Common shares issued for cash to a related party at $0.001 per share on December 18, 2013	2,800,000	2,800	-	-	2,800

Net loss for the year	-	-	-	(3,568)	(3,568)
Balances as of August 31, 2014 (audited)	2,800,000	2,800	- -	(3,774)	(974)

Net loss for the period				(1,402)	(1,402)
Balances as of November 30, 2014 (unaudited)	2,800,000	$ 2,800	$ - -	$ (5,176)	$ (2,376)

The accompanying notes are an integral part of these condensed unaudited financial statements.

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AB INTERNATIONAL GROUP CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended November 30, 2014	Three months ended November 30, 2013	For the period from Inception (July 29, 2013) to November 30, 2014
Operating Activities
Net loss	$ (1,402)	$ -	$ (5,176)

Adjustments to reconcile net loss to net cash poperating activities:
Depreciation	40	-	77
Changes in current assets and liabilities:
Accrued expenses	1,500	-	1,500
Net cash provided by operating activities	138	-	(3,599)

Investing Activities
Purchase of computer	-	-	(800)
Net cash provided by (used in) investing activities	-	-	(800)
Financing Activities
Proceeds from sale of common stock	-	-	2,800
Proceeds from loan from shareholder	7,000	-	12,306
Net cash provided by financing activities	7,000	-	15,106
Net increase in cash and equivalents	7,138	-	10,707

Cash and equivalents at beginning of the period	3,569	-	-

Cash and equivalents at end of the period	$ 10,707	$ -	$ 10,707
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these condensed unaudited financial statements.

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AB INTERNATIONAL GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIODS ENDED NOVEMBER 30, 2014 AND 2013 AND THE PERIOD FROM (INCEPTION) JULY 20, 2013 THROUGH NOVEMBER 30, 2014

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AB INTERNATIONAL GROUP CORP. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on July 29, 2013 (“Inception”) and has adopted August 31 fiscal year end. The Company intends to purchase used cars in the United States and sell them in Krygyzstan. Since July 29, 2013 (“Inception”) through November 30, 2014 the Company has generated revenue of $8,200 and has accumulated losses of $5,176.

NOTE 2 – GOING CONCERN

The Company has incurred a loss since Inception (July 29, 2013) resulting in an accumulated deficit of $5,176 as of November 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the  private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

 The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is August 31.

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the financial statements not misleading.

Operating  results  for the  three  months  ended  November 30,  2014  are not necessarily  indicative  of the results  that may be expected for the year ended August 31, 2014.  For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements for the year ended August 31, 2014 eslewhere in this registration statement.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclosed activity since the date of its inception (July 29, 2013) as a development stage company Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (July 29, 2013) have been considered as part of the Company’s development stage activities.  Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

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Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2014 the Company's bank deposits did not exceed the insured amounts.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2:  defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 5 years.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At November 30, 2014, there were no unrecognized tax benefits.

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Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the three month periods ended November 30, 2014 and 2013.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.

As of November 30, 2014, the Company has not issued any stock-based payments to its employees.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Mo potentially dilutive debt or equity instruments were issued or outstanding during the three month periods ended November 30, 2014 and 2013.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than theose relating to Development Stage Entities as discussed above.

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NOTE 4 – LOAN FROM SHAREHOLDER

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since July 29, 2013 (Inception) through November 30, 2014, the Company’s sole shareholder and director loaned the Company $12,306 to pay for incorporation costs and operating expenses.  As of November 30, 2014, the amount outstanding was $12,306. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On December 18, 2013, the Company issued 2,800,000 shares of its common stock to a related party at $0.001 per share for total proceeds of $2,800.

As at November 30 2014, 2,800,000 shares of common stock were issued and outstanding.

NOTE 6 – INCOME TAXES

As of November 30, 2014 the Company had net operating loss carry forwards of $5,176 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to November 30, 2014 to the date these financial statements were issued, December 10, 2014, and has determined that, other than as disclosed above, it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

AB INTERNATIONAL GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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